UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2024

Lottery.com Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38508	No. 81-1996183
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20808 State Hwy 71 W, Unit B Spicewood, Texas	78669
(Address of Principal Executive Offices)	(Zip Code)

(737) 309-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTRY	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock, each at an exercise price of $230.00	LTRYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

Item 8.01 Other Events.

Notice of Compliance Determination with Rule 5450(b)(1)(C) Minimum Market Value of Publicly Held Shares.

On April 9, 2024, Lottery.com Inc. (the “Company”) received written notice from the Nasdaq Office of Regulation stating that the Listing Qualifications Staff of the Nasdaq Stock Market LLC (“Nasdaq”) has determined that for more than the last ten consecutive business days, the Company’s common stock has maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 or greater satisfying The Nasdaq Global Market’s continued listing requirement set forth in Listing Rule 5450(b)(1)(C) (the “Rule”). Accordingly, the Company has regained compliance with the Rule, and this matter is now closed by Nasdaq.

Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lottery.com Inc.

By:	/s/ Matthew McGahan
Name:	Matthew McGahan
Title:	Chief Executive Officer

Date: April 10, 2024